Exhibit 23.1




			  CONSENT OF INDEPENDENT ACCOUNTANTS






	  We consent to the reference to our firm under the second paragraph of Item 3 in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Trion, Inc. 1995 Stock Incentive Plan and to the incorporation by reference therein of our reports dated January 26, 1995, with respect to the consolidated financial statements of Trion, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 and the related financial statement
	  schedule included therein, filed with the Securities and Exchange Commission.


						ERNST & YOUNG LLP







	  Raleigh, North Carolina
	  May 4, 1995
















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